Exhibit 99.3

CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (this “Agreement”), dated as of December 16, 2016 (the “Effective Date”), between Greenlight Capital Re, Ltd. and Greenlight Reinsurance, Ltd. (collectively, the “Company”), and Leonard Goldberg (“Consultant”).
WHEREAS, the Company is in the process of seeking to employ a new Chief Executive Officer;
WHEREAS, the Consultant formerly served as Chief Executive Officer of the Company and currently serves as a member of the Company’s Boards of Directors (collectively, the “Board”);
WHEREAS, the Company desires to retain Consultant’s services to facilitate the transition to a new Chief Executive Officer (“CEO”) and to act as its interim Chief Executive Officer after the existing CEO steps down while the Company searches for a permanent CEO (the “Services”);
WHEREAS, Consultant desires to render such Services to the Company;
WHEREAS, the Company desires to so engage Consultant on the terms and conditions hereinafter set forth and Consultant desires to be so engaged by the Company; and
NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Consulting Services; Consulting Period.

(a)Retention; Consulting Services. Subject to the terms and conditions hereof, the Company hereby retains Consultant, and Consultant hereby agrees to so act, as a consultant to the Company in accordance with and subject to the terms hereof. Consultant agrees to facilitate the transition of the CEO and to serve in the role of interim CEO of the Company if after the current CEO steps down, a replacement CEO has not been found, and render such services in connection therewith as reasonably requested by the Board.

(b)Consulting Period and Service Commitment. Consultant shall be obligated to render consulting services hereunder to the Company during the period commencing on the Effective Date and continuing until the first anniversary of the Effective Date subject to earlier termination by either party upon five business days advance written notice or by the Company pursuant to Section 3 hereof (the “Consulting Period”). During the Consulting Period, Consultant shall (i) devote such of his business time, attention and efforts to the business and affairs of the Company as is reasonably necessary to discharge the consulting services contemplated hereby, and to advance the interests of the Company, (ii) comply with all written policies of the Company applicable to Consultant and (iii) discharge the services contemplated hereby faithfully, industriously and to the best of his ability.

(c)Independent Contractor. The Company and Consultant agree that, during the Consulting Period, Consultant will act as an independent contractor in the performance of his duties and obligations under this Agreement. Accordingly, Consultant shall be responsible for payment of all taxes including Federal, State, and local and other taxes arising out of Consultant’s activity under this Agreement.

During the Consulting Period, Consultant shall not be an employee of the Company, and Consultant shall have no authority to hold himself out to others as an employee of the Company.

Section 2.Compensation and Reimbursement of Expenses. In consideration of the services to be performed by the Consultant pursuant to the terms of this Agreement, the Company shall compensate Consultant for his services as set forth below.

(a)Consulting Services Compensation. As compensation for Consultant’s services as a consultant to the Company rendered in accordance with the provisions hereof, commencing on December 15, 2016 and continuing so long as the Consulting Period is in effect, the Company shall pay Consultant, as a consultant and not as an employee, a monthly Consulting Fee as follows:

(i)    A cash-based fee in the amount of $10,000 per month for consulting services through Consulting Period, payable in arrears on or before the 15th day following the end of each such month. The cash portion of the Consulting Fee shall be prorated for partial months.
(ii)    Upon becoming interm CEO, Consultant will be granted an option to purchase 22,750 shares, and thererafter during the Consulting Period, Consultant will be paid an equity-based fee in the form of grants of an option to purchase 26,000 shares that shall be granted in arrears on the trading day closest to August 1, 2017 and 29,250 shares that shall be granted in arrears on the trading day closest to December 15, 2017 and both grants are subject to proration if a grant applies to the last grant of the Consulting Period. All options will be granted under the Greenlight Capital Re, Ltd. Amended and Restated 2004 Stock Incentive Plan.
(b)Termination; Expiration. Upon termination of the Consulting Period pursuant to Section 1 or Section 3 hereof, from and thereafter Consultant shall not be entitled to any Consulting Fees except for any Consulting Fees previously earned prior to such termination.

(c)Expenses. During the Consulting Period, the Company shall pay or reimburse Consultant for ordinary and necessary business expenses incurred by him in the performance of his duties as a consultant of the Company in accordance with the Company’s usual policies in effect from time to time and upon the receipt by the Company of satisfactory written substantiation of such expenses.

(d)No Participation in Company Benefit Plans. Consultant acknowledges and agrees that, during the Consulting Period, Consultant shall not be eligible to participate in (i) the Company’s group health insurance, life insurance and disability plans, (ii) the Company’s 401(k) defined contribution plan, (iii) the Company’s bonus or equity plans (other than as provided in Section 2(a)(ii) above) or (iv) any other plans made available by the Company to its employees.

Section 3.Termination.

(a)Termination for Cause. The Company may terminate the Consulting Period and Consultant’s engagement hereunder at any time for Cause pursuant to a duly adopted resolution of the Board determining in good faith that Cause exists, effective immediately upon delivery of notice to Consultant. For purposes of this Agreement, “Cause” shall mean the occurrence of any of the following events, as determined in the good faith reasonable judgment of the Board:

(i)the failure of Consultant to perform his duties or comply with reasonable lawful directions of the Board, which continues for a period of more than 10 days immediately after the Board has given written notice to Consultant specifying in reasonable detail the manner in which Consultant has failed to perform such duties or comply with such directions;
(ii)any misapplication by Consultant of the Company’s funds, any other material act of dishonesty that is materially injurious to the Company committed by Consultant or any material violation of the Company’s written policies and procedures applicable to Consultant that is materially injurious to the Company; or

(iii)Consultant’s breach, non-performance or non-observance of any of the material terms of this Agreement; provided, that, if such breach, non-performance or nonobservance is capable of cure, it shall continue without cure beyond a period of 10 days immediately after notice thereof by the Board to Consultant.

(b)Restrictive Covenants Survive Termination. Consultant’s obligations under Section 5 of this Agreement shall survive termination of the Consulting Period and Consultant’s engagement hereunder.

Section 4.Representations of Consultant. Consultant represents that he is not under any contractual or other restriction which is inconsistent with the execution of this Agreement, the performance by Consultant of his duties or responsibilities under this Agreement or the rights of the Company hereunder. Consultant further represents that upon the execution and delivery of this Agreement by the Company and Consultant, this Agreement will be a valid and binding obligation of Consultant, enforceable against Consultant in accordance with its terms.

Section 5.Restrictive Covenants.

(a)Acknowledgments. Consultant acknowledges that: (i) as a result of Consultant’s engagement by the Company, Consultant has obtained and will obtain Confidential Information (as defined below); (ii) the Confidential Information has been developed and created by the Company and its affiliates (the “Company Group”) at substantial expense and the Confidential Information constitutes valuable proprietary assets; (iii) the Company Group will suffer substantial damage and irreparable harm which will be difficult to compute if, during the Consulting Period and thereafter, Consultant should enter a Competitive Business (as defined herein) in violation of the provisions of this Agreement; (iv) the nature of the Company Group’s business is such that it could be conducted anywhere in the world and that it is not limited to a geographic scope or region; (v) the Company Group will suffer substantial damage which will be difficult to compute if, during the Consulting Period or thereafter, Consultant should solicit or interfere with the Company Group’s employees, clients or customers or should divulge Confidential Information relating to the business of the Company Group; (vi) the provisions of this Agreement are reasonable and necessary for the protection of the business of the Company Group; (vii) the Company would not have engaged or continued to retain Consultant and the Company would not have granted the Options unless he agreed to be bound by the terms hereof; and (viii) the provisions of this Agreement will not preclude Consultant from gainful employment. “Competitive Business” as used in this Agreement shall mean any business which competes, directly or indirectly, with any aspect of the Company Group’s business. “Confidential Information” as used in this Agreement shall mean any and all confidential and/or proprietary knowledge, data, or information of the Company Group including, without limitation, any: (A) trade secrets, drawings, inventions, methodologies, mask works, ideas, processes, formulas, source and object codes, data, programs, software source documents, works of authorship, know-how, improvements, discoveries, developments, designs and techniques, and all other work product of the Company Group, whether or not patentable or registrable under trademark, copyright, patent or similar laws; (B) information regarding plans for research, development, new service offerings and/or products, marketing, advertising and selling, distribution, business plans, business forecasts, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers or distribution arrangements; (C) any information regarding the skills and compensation of employees, suppliers, agents, and/or independent contractors of the Company Group; (D) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of the Company Group; (E) information about the Company Group’s investment program, trading methodology, or portfolio holdings; or (F) any other information, data or the like that is labeled confidential or orally disclosed to Consultant as confidential.

(b)Confidentiality. In consideration of the benefits provided for in this Agreement, Consultant agrees not to, at any time, either during the Consulting Period or thereafter, divulge, use, publish or in any other manner reveal, directly or indirectly, to any person, firm, corporation or any other form of business organization or arrangement and keep in the strictest confidence any Confidential Information, except (i) as may have been disclosed by the Consultant in the good faith performance of his duties hereunder, (ii) with the Company’s express written consent, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of Consultant’s breach of any of his obligations hereunder, or (iv) where required to be disclosed by court order, subpoena or other government process and in such event, Consultant shall cooperate with the Company in attempting to keep such information confidential. Upon the request of the Company, Consultant agrees to promptly deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information.

(c)Non-Compete. In consideration of the benefits provided for in this Agreement, Consultant covenants and agrees that during the Consulting Period and for a period of six (6) months following the termination of his services under this Agreement for whatever reason, or following the date of cessation of the last violation of this Agreement, or from the date of entry by a court of competent jurisdiction of a final, unappealable judgment enforcing this covenant, whichever of the foregoing is last to occur, he will not, for himself, or in conjunction with any other person, firm, partnership, corporation or other form of business organization or arrangement (whether as a shareholder, partner, member, principal, agent, lender, director, officer, manager, trustee, representative, employee or consultant), directly or indirectly, be employed by, provide services to, in any way be connected, associated or have any interest in, or give advice or consultation to any Competitive Business.

(d)Non-Solicitation of Employees. In consideration of the benefits provided for in this Agreement, Consultant covenants and agrees that during the Consulting Period and for a period of one (1) year thereafter, Consultant shall not, without the prior written permission of the Company, (i) directly or indirectly solicit, employ or retain, or have or cause any other person or entity to solicit, employ or retain, any person who is employed or is providing services to the Company Group at the time of his termination of employment or was or is providing such services within the twelve (12) month period before or after the termination of services under this Agreement or (ii) request or cause any employee of the Company Group to breach or threaten to breach any terms of said employee’s agreements with the Company Group or to terminate his employment with the Company Group.

(e)Non-Solicitation of Clients and Customers. In consideration of the benefits provided for in this Agreement, Consultant covenants and agrees that during the Consulting Period and for a period of one (1) year thereafter, he will not, for himself, or in conjunction with any other person, firm, partnership, corporation or other form of business organization or arrangement (whether as a shareholder, partner, member, lender, principal, agent, director, officer, manager, trustee, representative, employee or consultant), directly or indirectly: (i) solicit or accept any business that is directly related to the business of the Company Group from any person or entity who, at the time of, or at the time during the twenty-four (24) month period preceding, termination was an existing or prospective customer or client of the Company Group; (ii) request or cause any of the Company Group’s clients or customers to cancel or terminate any business relationship with the Company Group involving services or activities which were directly or indirectly the responsibility of Consultant during the Consulting Period or (iii) pursue any Company Group project known to Consultant upon termination of his employment that the Company Group is actively pursuing (or was actively pursuing within six months of termination) while the Company Group is (or is contemplating) actively pursuing such project.

(f)Company Group Property.     The parties agree that any work of authorship, invention, design, discovery, development, technique, improvement, source code, hardware, device, data, apparatus, practice, process, method or other work product whatever (whether patentable or subject to copyright, or not, and hereinafter collectively called “discovery”) related to the business of the Company Group that Consultant, either solely or in collaboration with others, has made or may make, discover, invent, develop, perfect, or reduce to practice during the Consulting Period, whether or not during regular business hours and created, conceived or prepared on the Company Group’s premises or otherwise shall be the sole and complete property of the Company Group. More particularly, and without limiting the foregoing, Consultant agrees that all of the foregoing and any (i) inventions (whether patentable or not, and without regard to whether any patent therefor is ever sought), (ii) marks, names, or logos (whether or not registrable as trade or service marks, and without regard to whether registration therefor is ever sought), (iii) works of authorship (without regard to whether any claim of copyright therein is ever registered), and (iv) trade secrets, ideas, and concepts ((i) - (iv) collectively, “Intellectual Property Products”) created, conceived, or prepared on the Company Group’s premises or otherwise, whether or not during normal business hours, shall perpetually and throughout the world be the exclusive property of the Company Group, as shall all tangible media (including, but not limited to, papers, computer media of all types, and models) in which such Intellectual Property Products shall be recorded or otherwise fixed. Consultant further agrees promptly to disclose in writing and deliver to the Company all Intellectual Property Products created during his engagement by the Company, whether or not during normal business hours. Consultant agrees that all works of authorship created by Consultant during his engagement by the Company shall be works made for hire of which the Company Group is the author and owner of copyright. To the extent that any competent decision-making authority should ever determine that any work of authorship created by Consultant during his engagement by the Company is not a work made for hire, Consultant hereby assigns all right, title and interest in the copyright therein, in perpetuity and throughout the world, to the applicable Company Group entity. To the extent that this Agreement does not otherwise serve to grant or otherwise vest in the Company Group all rights in any Intellectual Property Product created by Consultant during his engagement by the Company, Consultant hereby assigns all right, title and interest therein, in perpetuity and throughout the world, to the Company. Consultant agrees to execute, immediately upon the Company’s reasonable request and without charge, any further assignments, applications, conveyances or other instruments, at any time after execution of this Agreement, whether or not Consultant is engaged by the Company at the time such request is made, in order to permit the Company Group and/or its respective assigns to protect, perfect, register, record, maintain, or enhance their rights in any Intellectual Property Product; provided, that, the Company shall bear the cost of any such assignments, applications or consequences. Upon termination of Consultant’s services under this Agreement for any reason whatsoever, and at any earlier time the Company so requests, Consultant will immediately deliver to the custody of the person designated by the Company all originals and copies of any documents and other property of the Company in Consultant’s possession, under Consultant’s control or to which he may have access.

(g)Non-Disparagement. Consultant acknowledges and agrees that he will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the Company Group and its respective officers, directors, partners, executives or agents thereof in either a professional or personal manner at any time during or following the Consulting Period.

(h)Enforcement. If Consultant commits a breach, or threatens to commit a breach, of any of the provisions of this Section 5, the Company shall have the right and remedy to have the provisions specifically enforced by any court having jurisdiction, it being acknowledged and agreed by Consultant that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company Group and that money damages will not provide an adequate remedy to the Company Group. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. Accordingly, Consultant consents to the issuance of an injunction, whether preliminary or permanent, consistent with the terms of this Agreement. In addition, the Company shall have the right to cease making any payments or provide any benefits to Consultant under this Agreement in the event he breaches any of the provisions hereof (and such action shall not be considered a breach under the Agreement).

(i)Blue Pencil. If, at any time, the provisions of this Section 5 shall be determined to be invalid or unenforceable under any applicable law, by reason of being vague or unreasonable as to area, duration or scope of activity, this Agreement shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and Consultant and the Company agree that this Agreement as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

(j)CONSULTANT ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS SECTION 5 AND HAS HAD THE OPPORTUNITY TO REVIEW ITS PROVISIONS WITH ANY ADVISORS AS HE CONSIDERED NECESSARY AND THAT EXECUTIVE UNDERSTANDS THIS AGREEMENT’S CONTENTS AND SIGNIFIES SUCH UNDERSTANDING AND AGREEMENT BY SIGNING BELOW.

Section 6.Resolution of Differences Over Breaches of Agreement. The parties shall use good faith efforts to resolve any controversy or claim arising out of, or relating to this Agreement or the breach thereof, first in accordance with the Company’s internal review procedures, except that this requirement shall not apply to any claim or dispute under or relating to Section 5 of this Agreement. If despite their good faith efforts, the parties are unable to resolve such controversy or claim through the Company’s internal review procedures, then such controversy or claim shall be resolved by binding arbitration for resolution in New York, New York in accordance with the rules and procedures of the American Arbitration Association then in effect. The decision of the arbitrator shall be final and binding on both parties, and any court of competent jurisdiction may enter judgment upon the award. Each party shall pay its own expenses, including legal fees, in such dispute and shall split the cost of the arbitrator and the arbitration proceedings.

Section 7.Indemnification. The Company agrees that if Consultant is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Consultant is or was a director or officer of the Company or any other entity within the Company Group or is or was serving at the request of the Company or any other member of the Company Group as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise (each such event, an “Action”), Consultant shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law and authorized by the Company’s or the Subsidiary’s by-laws and/or charter, as the same exists or may hereafter be amended, against all expenses incurred or suffered by Consultant in connection therewith, except for willful misconduct or any acts (or omissions) of gross negligence by Consultant.

Section 8.Waiver. The failure by either party hereto to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver of such term, covenant or condition at any one or more times be deemed a waiver of such term, covenant or condition.

Section 9.Assignment. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Consultant shall not have the right to assign this Agreement or to delegate any of his duties hereunder.

Section 10.Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by overnight, certified or registered mail, return receipt requested, postage prepaid, addressed, in the case of Executive, to the last address on file with the Employer and if to the Employer, to its executive offices or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

Section 11.Entire Agreement; Modification. This Agreement and any award agreements entered into pursuant to Section 2(a)(ii) above shall constitute the full and complete understanding and agreement of the parties with respect to the matters set forth herein. This Agreement supersedes all prior and contemporaneous oral or written negotiations, undertakings, discussions, understandings and agreements between such parties with respect thereto. This Agreement may be modified or amended only by an agreement in writing signed by the parties.

Section 12.Remedies. The Company and Consultant agree that the restrictive covenants contained in this Agreement are severable and separate, and the unenforceability of any specific covenant herein shall not affect the validity of any other covenant set forth herein. In the event that a court of competent jurisdiction should determine that the time or territorial restrictions are unreasonable in their scope, then, and in that event, the court shall insert reasonable limitations and enforce the restriction in accordance therewith. Consultant acknowledges that the Company Group will suffer irreparable harm as a result of a breach of such restrictive covenants by Consultant for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by Consultant of any provision of this Agreement, the Company shall, in addition to any other remedies permitted by law, be entitled to obtain remedies in equity, including, without limitation, specific performance, injunctive relief, a temporary restraining order, and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain a breach of Section 5, without the necessity of proving damages, posting a bond or other security. Such relief shall be in addition to and not in substitution of any other remedies available to the Company. The existence of any claim or cause of action of Consultant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants. Consultant shall not defend on the basis that there is an adequate remedy at law.

Section 13.General Provisions.

(a)    Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
(b)    Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile, electronic mail or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereunder delivered by facsimile or electronic transmission, such as e-mail, shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
(c)    Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.
(d)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
(e)    Mutual Contribution. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the grounds that such party drafted the provision or caused it to be drafted.
(f)    Descriptive Headings. The headings of the sections of this Agreement are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision of this Agreement.
(g)    Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.
GREENLIGHT CAPITAL RE, LTD.

By: /s/ Tim Courtis
Name: Tim Courtis
Title: Chief Financial Officer

GREENLIGHT REINSURANCE, LTD.

By: /s/ Tim Courtis
Name: Tim Courtis
Title: Chief Financial Officer

CONSULTANT

/s/ Leonard Goldberg